UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2024

TITAN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-317940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

 (Address of principal executive offices, including zip code)

650-244-4990

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2024, Titan Pharmaceuticals, Inc. (the “Company”) entered into a Settlement Agreement and General and Mutual Release with each of Eric Greenberg, Matthew C. McMurdo and David Natan in connection with their resignations as directors, as further described in Item 5.02, in the form contained in Exhibit 10.1 (each, a “Settlement Agreement”), effective immediately. Pursuant to the Settlement Agreements, each of Messrs. Greenberg, McMurdo and Natan released the Company from all claims that he might have against the Company and agreed to assist the Company, at its reasonable request, with regard to certain transition matters related to his past service as a director. In exchange, the Company released Messrs. Greenberg, McMurdo and Natan from all claims that it might have against them and agreed to pay each a lump sum equal to his annual director’s compensation (i.e., $75,000 to Mr. Greenberg, $78,125 to Mr. McMurdo and $71,875 to Mr. Natan).

On April 2, 2024, the Company entered into an agreement with Avraham Ben-Tzvi, a director of the Company, a copy of which filed as Exhibit 10.2 (the “Ben-Tzvi Agreement”). Pursuant to the Ben-Tzvi Agreement, Mr. Ben-Tzvi agreed to resign as a director at such later time as agreed between him and the Company and, thereafter, to assist the Company, at its reasonable request, with regard to certain transition matters related to his past service as a director. At the time of his resignation, Mr. Ben-Tzvi and the Company will enter into customary mutual releases. The Company agreed to pay Mr. Ben-Tzvi a lump sum equal to his annual director’s compensation (i.e., $65,625) in addition to his continuing directors’ fees during his term as director.

On April 2, 2024, the Company entered into agreements with each of David E. Lazar and Katherine Beebe DeVarney, copies of which are filed as Exhibit 10.3 and 10.4 respectively (the “Resignation Agreements”) in connection with their resignations as executive officers of the Company, as further described in Item 5.02. The Resignation Agreements contain customary mutual releases and payout amounts pursuant to each officer’s existing employment agreements in the amounts set forth in the Resignation Agreements.

The foregoing description of the Settlement Agreements, the Ben-Tzvi Agreement and the Resignation Agreements does not purport to be complete, and each is qualified in its entirety by the terms and conditions of the Settlement Agreements, the Ben-Tzvi Agreement, and the Resignation Agreements, respectively, copies of which are filed hereto as Exhibits 10.1, 10.2 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth below under Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Board of Directors

On April 2, 2024 the board of directors of the Company (the “Board”) (i) accepted the resignations of Eric Greenberg, Matthew C. McMurdo and David Natan as directors of the Company and (ii) appointed Firdauz Edmin Bin Mokhtar and Francisco Osvaldo Flores García as independent directors of the Company (the “New Directors”) to fill two of the vacancies created by the resignations. The resignations of Messrs. Greenberg, McMurdo and Natan were effective immediately and were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Messrs. Greenberg and McMurdo served as members of the Company’s Audit Committee, Compensation Committee and Nominating Committee, and Mr. Natan served on the Audit Committee and Compensation Committee. The Board determined that Mr. Mokthtar is an “audit committee financial expert” and that both Mr. Mokhtar and Mr. Flores are “independent” as defined under the relevant rules of the Securities and Exchange Commission and The Nasdaq Stock Market. After giving effect to these changes in membership, as of April 2, 2024 four of the Board’s seven directors had been nominated by The Sire Group (“Sire”), of which Seow Gim Shen is the sole shareholder. As reported on the Sire Schedule 13D, dated October 4, 2023, pursuant to a Securities Purchase Agreement dated September 13, 2023, Sire purchased 950,000 shares of the Company’s Series AA Preferred Stock, currently convertible into 150,087 shares of Common Stock, or approximately 16.67% of the number of shares outstanding as of September 13, 2023.

The biographies of Mr. Mokhtar and Mr. Flores are as follows:

Mr. Firdauz Edmin Bin Mokhtar has been the Chief Executive Officer of Saujana Petroleum Sdn Bhd since November 2023. Saujana Petroleum Sdn Bhd is an investment holding company, with operations that include marine operation and maintenance for Malaysia oil production under E&P O&M Services Sdn Bhd (EPOMS). Mr. Mokhtar served as the Chief Financial Officer of Data Knights Acquisition, a special purpose acquisition company, from February 2021 until November 2023, when it completed a business combination with OneMedNet, a medical imaging company, based in the United States. From January 2020 until January 2021, he served as Senior Vice President, Special Projects, of Group CEO Office, at Serba Dinamik Holdings Berhad, where he was involved in mergers and acquisitions. Previously from May 2012 until November 2019, Mr. Mokhtar was the Chief Financial Officer of PBJV Group Sdn Bhd (PBJV), where he was responsible for accounting, finance, tax and legal issues, as well as general company secretarial matters for the group. Mr. Mokhtar received his Bachelor Degree (Honors) in Accountancy in July 1997 from The International Islamic University Malaysia., Mr. Mokhtar is a Certified Public Accountant registered with the Malaysian Institute of Accountants.

Francisco Osvaldo Flores García is a Managing Partner of Trebol Capital since 2013, where he also serves as a board member. Trebol Capital is a Venture Capital Fund that invests in technology companies. Since October 2019, Mr. Flores has been the Managing Partner of Klee Real Estate de Mexico, an investment group focused in Real Estate. Mr. Flores is in charge of fundraising and analysis of new investment opportunities, and he manages the day to day operations. From October 2020 through March 2023, Mr. Flores served as the Chief Financial Officer of SPAC Benessere Capital, a special purpose acquisition company. From April 2022 until March 2023, Mr. Flores was the Venture Partner and Managing Partner of Arc Group Ventures in Mexico, where he was in charge of new operations in the Mexican market. Mr. Flores is a Mechatronics Engineer with an Artificial Intelligence specialty (2004-2009) Student of the MBA (MBA) at Tecnológico de Monterrey. He is also qualified as a Project Manager Professional - PMI (2012) and is a Manager at Lean Startup & Social Entrepreneur for Ecosystem Development – TechBA Technology Business Models.

There are no transactions to which the Company is or was a participant in which the New Directors have a material direct or indirect interest subject to disclosure under Item 404(a) of Regulation S-K. The New Directors will enter into indemnification agreements with the Company, which will be substantially similar to the indemnification agreements entered into by the other officers and directors. The New Directors will also serve on the Company’s Audit Committee, Compensation Committee and Nominating Committee.

After giving effect to these changes in membership, the Audit Committee of the Company will be comprised of Mr. Mokhtar (Chair), Mr. Flores and Brynner Chiam. The Nominating Committee of the Company will be comprised of Mr. Flores (Chair) and Mr. Ben-Tzvi. The Compensation Committee will be comprised of Mr. Chiam (Chair) and Mr. Mokhtar.

Executive Officers

On April 2, 2024, the Company accepted the resignations of David Lazar as Chief Executive Officer and Katherine Beebe DeVarney as President and Chief Operating Officer, effective immediately.

Mr. Seow Gim Shen was appointed as Chief Executive Officer and Principal Financial Officer and will continue to serve as the Company’s Chairman of the Board, which he has done since October 12, 2023. There are no arrangements or understandings between Mr. Shen and any other persons pursuant to which he was selected as Chief Executive Officer or Principal Financial Officer. There are no family relationships between Mr. Shen and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit no.	Description
10.1	Form of Settlement Agreement and General and Mutual Release between the Company and each of Eric Greenberg, Matthew C. McMurdo and David Natan.

10.2	Agreement, dated April 2, 2024, between the Company and Avraham Ben-Tzvi.

10.3	Resignation Agreement, dated April 2, 2024, between the Company and David Lazar.

10.4	Resignation Agreement, dated April 2, 2024, between the Company and Katherine Beebe DeVarney.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

Dated: April 3, 2024	By:	/s/ Seow Gim Shen
Name: Seow Gim Shen
Title: Chief Executive Officer

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